SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 12, 2005

OMNOVA SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-15147	34-1897652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Ghent Road Fairlawn, Ohio	44333-3300
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 869-4200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

At a meeting of the Compensation and Corporate Governance Committee of the Board of Directors of OMNOVA Solutions Inc. (the “Committee”) held on July 12, 2005, and in connection with the Company’s annual salary review process, the Committee approved an increase in base salary for each of the Company’s executive officers. The new base salaries will take effect on August 8, 2005 and are as set forth on Exhibit 10.23 to this Current Report on Form 8-K, which is incorporated herein by reference.

Also on July 12, 2005, the Committee approved grants of restricted stock to each of the executive officers pursuant to the Company’s Amended and Restated 1999 Equity and Performance Incentive Plan (the “Plan”). The number of restricted shares awarded to each executive officer is set forth on Exhibit 10.23 to this report, which is incorporated herein by reference. The restricted shares vest over two years, with 50% of the shares vesting on the first anniversary of the grant date and the remaining shares vesting on the second anniversary of the grant date. If the executive’s employment terminates for any reason other than death, disability or retirement prior to vesting, the restricted shares will be forfeited. The foregoing summary is qualified in its entirety by reference to the Plan, which has previously been filed with the Commission, and the form of Restricted Stock Agreement pursuant to which the restricted shares were awarded, a copy of which is attached hereto as Exhibit 10.24 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.23	Summary of certain executive officer compensation arrangements

10.24	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNOVA SOLUTIONS INC.

By:	/s/ Kristine C. Syrvalin
Name:	Kristine C. Syrvalin
Title:	Corporate Secretary

Date: July 15, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.23	Summary of certain executive officer compensation arrangements

10.24	Form of Restricted Stock Agreement